                     SUBORDINATION OF MANAGEMENT AGREEMENT

         THIS SUBORDINATION OF MANAGEMENT AGREEMENT (this "AGREEMENT") is made as of November 25, 1998, by and among THE WASHINGTON CORPORATION, a Maryland corporation ("MANAGER"), and ARLINGTON SQUARE LIMITED PARTNERSHIP, a Virginia limited partnership ("OWNER"), for the benefit of METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation (together with its successors and assigns as the lender in respect of the Loan referred to below, "LENDER").

                                    RECITALS

         A. Owner owns certain real property described on EXHIBIT A attached hereto (the "PROPERTY"). Manager and Owner or Owner's predecessor-in-interest are parties to a certain Management Agreement, a copy of which is attached hereto as EXHIBIT B (such Management Agreement, together with any amendments, supplements or other modifications thereto as described on EXHIBIT B, the "MANAGEMENT AGREEMENT"). The Management Agreement describes Manager's and Owner's respective rights and obligations regarding the management and leasing of the Property.

         B. Lender has made or is about to make a loan (the "LOAN") in the principal amount of $21,500,000.00 to Owner. In connection with the Loan, Owner has executed and delivered, or expects to execute and deliver, to Lender (i) a Promissory Note in the original principal amount of $21,500,000.00 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "NOTE"), (ii) a first priority Deed of Trust, Security Agreement and Fixture Filing (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "DEED OF TRUST") and (iii) the other Loan Documents (as defined in the Deed of Trust). All capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Deed of Trust.

         C. At Owner's request and in order to facilitate Lender's agreement to make the Loan to Owner, Manager and Owner desire to subordinate the Management Agreement, their respective rights under the Management Agreement and their respective interests in the Property, if any, to the Deed of Trust and the Loan upon the terms and conditions contained in this Agreement.

         D. Manager and Owner intend that the Secured Indebtedness evidenced by the Note and the lien and security interests of the Deed of Trust and the Loan Documents be paramount and prior to any and all obligations, expenses and indebtedness owing to Manager which arise from the Management Agreement and any and all existing liens or future rights to liens of Manager or any person or entity claiming by, through or under Manager which arise from any and all obligations, expenses and indebtedness owing to Manager under or in connection with the Management Agreement.

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which Manager and Owner acknowledge, Manager and Owner agree for the benefit of Lender as follows:

          1. Manager and Owner hereby unconditionally subordinate and subject the Management Agreement and all of their respective rights under the Management Agreement, including, without limitation, any right to receive any amounts as management fees, leasing commissions or other compensation, to the lien of the Deed of Trust and Lender's rights and all remedies under the Loan Documents, including, without limitation, Lender's right to receive payments of principal, interest and all other sums due and owing from time to time under the Loan Documents. Manager and Owner agree that the rights of Lender under the Deed of Trust and the other Loan Documents are senior and prior to any rights of Manager and Owner under the Management Agreement. Manager and Owner agree that they will not, without the express written consent of Lender, modify, amend, cancel, terminate or extend the Management Agreement.

          2. Manager and Owner certify and acknowledge to Lender as follows: (a) Lender would not make and fund the Loan without the execution and delivery of this Agreement; (b) a true and complete copy of the Management Agreement (including, without limitation, all modifications and amendments thereto, if any) is attached to this Agreement as EXHIBIT B; (c) the Management Agreement represents the entire agreement between Manager and Owner with respect to the Property; (d) as of the date hereof, management fees (including reimbursement for Manager's costs) payable to Manager under the Management Agreement are being paid on a current basis; (e) Manager has no existing defenses or claims against Owner with respect to the Management Agreement; and (f) as of the date hereof, to the best knowledge of Manager and Owner, the Management Agreement is in full force and effect, and no event of default on the part of either party thereunder, or any event or condition that, with the giving of notice or the passage of time, or both, would constitute an event of default on the part of either party thereunder, has occurred and is continuing.

          3. Manager and Owner agree that if Lender or any assignee or transferee of Lender acquires title to the Property through judicial or nonjudicial foreclosure or otherwise, Lender and/or any such assignee or transferee following such acquisition of title, may, in its sole discretion, terminate. the Management Agreement by written notice delivered to Manager, and Lender shall have no obligations or liability to Manager on account thereof.

          4. If Lender or any designee or affiliate of Lender shall acquire possession of the Property through judicial or nonjudicial foreclosure or otherwise, Lender or such designee or affiliate shall have the right to cause Manager to continue its management of the Property by assuming the obligations of Owner under the Management Agreement, but (a) without any liability for any act or omission of Owner prior to the date of acquisition,
(b) without being subject to any offsets or advances which Manager may have had against Owner, and (c) without being bound by any agreement or modification of the Management Agreement entered into without Lender's consent. If Lender or any designee or affiliate of Lender assumes the obligations of Owner under the Management Agreement pursuant to this Section, and if Lender or such designee or affiliate shall thereafter desire to sell the Property to a third party, then Lender shall either (i) cause such third party to assume the obligations of Owner under the Management Agreement or
(ii) terminate the Management Agreement by written notice to Manager without further obligation thereunder. If a third party shall acquire title to the Property as a purchaser at a foreclosure sale or otherwise in connection with the exercise of any remedies of Lender under the Loan Documents, then such third party, immediately upon acquiring title to the Property, shall have the right to cause Manager to continue its management of the Property by assuming the obligations of Owner under the Management Agreement, but subject to the conditions set forth in clauses (a) through (c) of this Section. Following any assumption by Lender or any designee or affiliate of Lender or any such third party, in accordance with the terms and conditions of this Section, of the obligations of Owner under the Management Agreement, Manager shall recognize such person or entity as the Owner under the Management Agreement.

         5. Manager agrees that Lender and its successors and assigns shall not have any liability under the Management Agreement until such time, if any, as Lender or such successor or assign, as applicable, shall have assumed the obligations of Owner under the Management Agreement and, in any event, Manager shall look only to the estate and property of Lender or its successors or assigns in the Property for the satisfaction of Manager's remedies for the collection of a judgment (or other judicial process) requiring the payment of money in the event of any default by Lender or its successors or assigns under the Management Agreement, and no other property or assets of Lender or its successors or assigns shall be subject to levy, execution or other enforcement procedure for the satisfaction of Manager's remedies under or with respect to the Management Agreement or the relationship of the parties thereunder.

         6. Any notice, demand, statement, request or consent made hereunder shall be effective and valid only if in writing, referring to this Agreement, signed by the party giving such notice, and delivered either personally to such other party, or sent by nationally recognized overnight courier delivery service or by certified mail of the United States Postal Service, postage prepaid, return receipt requested, addressed to the other party as follows (or to such other address or person as either party or person entitled to notice may by notice to the other party specify):

To Lender:                Metropolitan Life Insurance Company
                          Real Estate Investments
                          200 Park Avenue, 12th Floor
                          New York, NY 10166
                          Attention: Senior Vice President

with a copy to:           Metropolitan Life Insurance Company
                          Real Estate Investments
                          200 Park Avenue, 12th Floor
                          New York, NY 10166
                          Attention: Law Department

To Manager:               The Washington Corporation
                          4650 East-West Highway, Suite 251
                          Bethesda, Maryland 20814
                          Attention: William N. Demas
with a copy to:           Holland & Knight LLP
                          2100 Pennsylvania Avenue, N.W.
                          Washington, DC 20037-3202
                          Attention: William J. Mutryn, Esq.

To Owner:                 Arlington Square Limited Partnership
                          c/o The Washington Corporation
                          4650 East-West Highway, Suite 251
                          Bethesda, Maryland 20814
                          Attention: William N. Demas

with a copy to:           Bean, Kinney & Korman P.C.
                          2000 North Fourteenth Street, Suite 100
                          Arlington, Virginia 22201
                          Attention: Jonathan C. Kinney, Esq.

Unless otherwise specified, notices shall be deemed given as follows: (i) if delivered personally, when delivered, (ii) if delivered by nationally recognized overnight courier delivery service, on the day following the day such material is sent, or (iii) if sent by certified mail, three (3) days after such notice has been sent by Lender, Owner or Manager.

         7. This Agreement shall be interpreted and construed in accordance with and governed by the laws of the Commonwealth of Virginia, without regard to conflict of laws principles.

         8. This Agreement shall apply to, bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns. As used herein "Lender" shall include any subsequent holder of the Deed of Trust.

         9. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. Signature and acknowledgment pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature and acknowledgment pages are physically attached to the same instrument.

         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

         IN WITNESS HEREOF, Manager and Owner have caused this Agreement to be duly execute under seal as of the date first set forth above.

MANAGER:                          THE WASHINGTON CORPORATION,
                                  a Maryland Corporation

                                  /s/ William N. Demas         [Seal]
                                  -----------------------------
                                  William N. Demas
                                  President

OWNER:                            ARLINGTON SQUARE LIMITED
                                  PARTNERSHIP, a Virginia limited
                                  partnership

                                  By: Arlington Square, Inc.,
                                  a Virginia corporation,
                                  its general partner


                                  /s/ William N. Demas         [Seal]
                                  -----------------------------
                                  William N. Demas
                                  President

                                    EXHIBIT A

                                 LEGAL DESCRIPTION

         Parcel A, ARLINGTON SQUARE, as duly dedicated, platted, and recorded in Deed Book 2210, page 994, among the land records of Arlington County, Virginia.

                                    EXHIBIT B

                              MANAGEMENT AGREEMENT

                             MANAGEMENT AGREEMENT

         This MANAGEMENT AGREEMENT (this "Agreement") is made as of January 1, 1998, by and between THE WASHINGTON CORPORATION (Property Management Division) , a Maryland corporation ("Manager"), and ARLINGTON SQUARE LIMITED PARTNERSHIP, a Virginia limited partnership ("Owner").

                              W I T N E S S E T H:

         WHEREAS, upon the terms and conditions herein contained, Owner desires that manager supervise and manage the leasing and management of the improved real property known as Arlington Square located at 4401 North Fairfax Drive in Arlington, Virginia, as more fully described in Exhibit A attached hereto (the "Property") , and Manager desires to so supervise and manage the leasing and management of the Property for Owner.

         NOW, THEREFORE, in consideration of the foregoing, of the mutual promises herein contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:

         1. DESIGNATION AND MANAGEMENT. Owner hereby designates and appoints Manager as its sole and exclusive agent for the management of the Property, and Manager hereby accepts such designation and appointment and agrees to manage the Property in accordance with the terms and conditions herein provided.

         2. TERM. This Agreement shall be effective as of the date hereof and shall continue in force and effect until December 31, 1998, unless sooner terminated pursuant to any provision hereof. After December 31, 1998, this Agreement may be renewed on such terms and subject to such conditions, as the parties may agree.

         3. STANDARDS. Manager shall apply prudent business practices in managing the Property, and use reasonable care and diligence in carrying out its responsibilities hereunder.

         4. BUDGET. Within 60 days after the effective date hereof. and within go days prior to the beginning of each fiscal year of Owner hereafter, Manager shall prepare and submit to Owner, for its consideration and approval, a budget setting forth the estimated receipts and expenditures (capital, operating and other) of the Property for the then upcoming fiscal year of Owner, including a reasonable contingency reserve for the period covered by the budget. Owner shall approve or disapprove such budget within 30 days of such submission. If Owner does not respond within 30 days, Manager may deem the proposed budget approved and proceed in accordance therewith, until advised to the contrary by Owner. Manager shall make all revisions to the budget that may be reasonably requested, whether before or after approval thereof, by Owner. When approved by Owner, Manager shall implement the budget (as approved, the "Budget"), and shall be authorized make the expenditures and incur the obligations provided for in the Budget and shall monitor and analyze the implementation thereof.

         5. GENERAL MAINTENANCE, OPERATION AND REPAIRS. Subject to the limitations hereinafter provided, owner authorizes Manager to make or cause to be made, in the name and at the expense of Owner, repairs and capital improvements to the Property as may be advisable or necessary to maintain the Property in good order, to purchase such supplies and operating equipment as may be advisable or necessary, to enter into contracts and to pay bills for electricity, gas fuel, telephone, extermination, trash collection, water, rent, and other normal operating services, as Manager shall deem necessary or advisable. Manager shall secure the written approval of owner for all expenditures or the incurring of any obligation involving a sum in excess of Ten Thousand Dollars ($10,000) for any one item, except for expenditures made and obligations incurred (i) for emergency repairs if, in the opinion of Manager, such repairs are necessary to protect the Property or any part thereof from damage and there is not sufficiency time to obtain Owner's approval; (ii) to maintain services to the tenants as called for by their leases; or (iii) pursuant to the Budget. Manager shall promptly notify owner of all expenditures or obligations in excess of $10,000 for emergency repairs that have been incurred and for which there was not sufficient time to obtain Owner's prior approval. In the event that approval by Owner is required pursuant to this paragraph, if Owner shall not disapprove such expenditures within tan (10) business days after the request has been submitted, such expenditures shall be deemed and approved.

         6. COLLECTION OF RENTS AND ENFORCEMENT OF LEASES. Owner appoints Manager its true and lawful attorney-in-fact to collect all rents due from tenants of the Property and any other income from the Property. Manager shall monitor percentage rents, if any, due from tenants and, where advisable, obtain ac the expense of owner, an independent audit to verify the accuracy of any such percentage rents. In addition, manager shall monitor all CPI, and any other rent escalations, pass-thru expenses, and common area operating charges that may be due from time to time from each tenant, according to the particular terms of each tenant's lease agreement. Manager shall take all proper actions to collect rent and to enforce compliance with the terms of all leases, including the filing and prosecution of actions to recover possession of any leased space or to recover any rent, and, subject to Owner's prior approval, to settle, compromise or release such actions. All necessary legal fees and costs of any such actions shall be borne by owner.

         7. BOOKS RECORDS AND REPORTS. Manger shall keep complete and accurate books of account with respect to the operation of the property. Such books shall be maintained at Manager's office, or such other place as the parties hereto may agree upon, and Owner shall have access to such books at all reasonable times. Such books shall be kept on the basis of Owner's fiscal year, using such method of accounting as Owner may direct. With Owner's prior approval, Manager shall consult with Owner's accountants with regard to tax matters and prepare reports and recommendations to Owner as may be necessary or appropriate. Manager shall monitor and analyze refinancing alternatives for the Property and report to Owner periodically on the results of such analyses. In addition to furnishing to Owner copies of all executed leases and the monthly reports required pursuant to Paragraph 13 hereof, if requested by Owner, Manager shall render to Owner an annual report within 60 days after the end of each fiscal year showing the receipts and disbursements for such year and a comparison with the Budget therefor. Upon the request of Owner, such report shall be certified by a certified public accountant and Owner shall reimburse Manager for any additional cost incurred as a result of such certification. The annual report shall also include all income tax information and a copy of the tax return, including a balance sheet and operating statement for the Property (the preparation of which shall be the responsibility of Manager), the status of any and all leases of the property, including whether any defaults exist under any leases, all other material information regarding the Property and any other information regarding the property that may be requested by the Owner.

         8. PERSONNEL AND EMPLOYEES. Manager shall assign to the management of the Property on a full or part-time basis, as appropriate, such of its executive and office personnel and general bookkeeping staff as may be required to provide proper supervision and management of the Property. Such staff shall be comprised at all times of sufficient personnel to carry out efficiently the duties, obligations and functions of manager hereunder. Manager shall supervise the work of and, in the name and at the expense of Owner, hire, discharge and pay salaries and wages of. all managers, engineers, janitors and other building employees necessary to accomplish the day-to-day responsibilities of manager, including general maintenance and repair work. Manager agrees to use reasonable care and diligence in the hiring of such employees. Owner shall pay, or bear the cost of, all applicable wages and other compensation (including social security taxes, workers, compensation and unemployment insurance) of such or.site employees in an amount proportionate to the percentage of their working time that is devoted to the Property. Manager will not discriminate against any employee or applicant for employment because of race, creed, color, national origin or sex, and will use its best efforts to comply with all applicable federal and local laws and ordinances respecting employment practices.

         9.   TENANT ALTERATION AND INSTALLATIONS: MAJOR CONSTRUCTION WORK.

              (a) TENANT ALTERATIONS AND INSTALLATIONS. Manger shall review plans and specifications for tenant alterations and installations other than initial tenant improvement work taking place prior to the occupancy of the tenant and may, with the prior consent of the Owner, consent to and approve such alterations and installations provided for in the respective leases of the tenants, subject to compliance by the tenants with the terms and conditions of their leases. With respect to alterations and installations not specifically provided for by such leases, Manager, with the consent of Owner, is authorized to consent to and approve such work provided: (i) such alterations and installations are not in violation of any other tenant leases; (ii) such alterations and installations are made solely at the tenant's expense and in accordance with all applicable laws; (iii) such alterations and installations do not affect the basic structure or systems of the building or interfere with other tenants; and (iv) the tenant has agreed in writing (whether in an amendment to its lease or otherwise) that, at the expiration or termination of its lease and at the election of the landlord, it shall remove any such alterations and installations. Manager shall supervise all tenant: alterations and installations and shall insure that all such work is completed in a timely, good and workmanlike manner and that any work that is to be performed at Owner's expense is kept to the minimum expense required and full value is received for such expense. No additional fee shall be paid by Owner to Manager for Manager's supervision of any tenant alterations and improvements. Manager shall employ with prior approval of the owner and, at Owner's expense, such outside professionals as Manager and Owner may deem necessary, including, but not limited to, architects, engineers and construction managers.

              (b) MAJOR CONSTRUCTION WORK. In the event that Owner decides to undertake any major renovation or construction project related to the Property excluding tenant alterations, and Owner aid Manager desire that Manager oversee such project, Owner and Manager shall enter into a senate agreement governing the respective obligations and duties of the parties and the compensation of Manager with respect thereto, it being understood that supervision of any such project by Manager is beyond the scope of Manager's duties hereunder. For purposes hereof, a "major renovation or construction project" shall be deemed to be any project which would cost in excess of Fifty Thousand Dollars ($50,000).

         10. COMPLIANCE WITH LAW. Manager shall take all actions to obtain and renew all government approvals, licenses and permits applicable to' the Property, and shall take all actions to remain apprised of and to effect substantial compliance with all laws, rules, ordinances, statutes and regulations of any governmental authority applicable to the Property or as to any provisions of the leases. in the event such compliance is undertaken in the name and on behalf of Owner, such compliance shall be at owner's expense. Upon obtaining knowledge thereof, Manager shall promptly notify Owner of any violation of any applicable law and shall advise Owner as to any potential violation of any new applicable law. in either case, Manager shall advise Owner of steps required to cure such violation or possible future violation. including a recommendation as to whether or not Owner should contest such violation or such applicable law or the application thereof to the Property or Owner. Unless owner shall elect to contest such violation or applicable law, and subject to the limitations set forth in Paragraph 6 hereof, manager shall take the steps necessary to correct such violation or otherwise necessary to comply with applicable law. If Owner elects to contest such violation of applicable law, Manager shall assist owner in such contest and shall supervise and consult with any professional advisers retained to conduct such contest. Nothing herein s1hall be construed to permit Manager to fail to cure promptly any such violation or fail to comply promptly with any applicable law, if such failure would or might expose Manager or Owner to criminal liability.

         11. PROPERTY TAXES - Manager shall pay promptly when due all ad valorem taxes, real estate taxes, special assessments, personal property taxes, water and sewer charges, if any, and all other taxes, assessment or charges which may be levied or assessed against the Property from time to time. manager shall receive and verify bills or statements for such taxes, assessments and other charges. Manager shall also make arrangements to transmit copies of paid receipts for such taxes or assessments to any lender of owner, if requested by Owner. Manager shall advise Owner as to any material increase in such taxes, assessments and other charges, as to whether the amount thereof should be challenged and as to any means available for the reduction of same, together with its recommendations as to the foregoing. At Owner's request, Manager shall institute, in Owner's name, appropriate protests or challenges to such taxes, assessments or other charges and shall take other appropriate steps to have the same reduced.

         12. INSPECTIONS. Manager shall make regular physical inspections of the Property and shall make recommendations to Owner regarding maintenance or conservation work which may be necessary or appropriate to preserve or improve the value and profitability of the Property. Manager shall promptly notify Owner of any substantial damage to the Property or any personal injury or property damage suffered by any person on or with respect to the Property of which Manager has knowledge, and shall make recommendations with respect thereto.

              Manager shall forward to Owner all summonses, subpoenas and other legal documents served upon Manager with respect to the Property relating to actual or alleged liability or owner, Manager or the Property, together with its recommendations with respect thereto; provided, however, that Manager shall take no action in response to any such documents without the prior written consent of owner, except in cases of emergency.

         13. DISBURSEMENTS AND REMITTANCES. Manager shall disburse, deduct and pay from the rents all amounts required to be disbursed or paid in connection with the repair, maintenance and operation of the Property, including actions necessary to comply with all applicable statutes, ordinances, laws, rules, and regulations of any governmental authority having jurisdictions over the Property and in the carrying out of Manager's duties hereunder. Manager shall render to Owner a monthly statement of rents and other revenues collected, expenses and other costs paid and reserves set aside, in accordance with the Budget, and remit any net balance shown to be due Owner on or before the fifteenth
              (15th) day of the following month. The disbursements for expenses and other costs shall include the compensation of Manager on the basis provided for hereinafter. In the event that the disbursements paid by Manager exceed the lease rentals and other amounts collected for the account of owner by Manager, Owner agrees to pay such excess to Manager promptly upon demand. However, nothing herein shall obligate Manager to advance any funds on behalf of Owner.

         14.  COMMISSIONS AND FEES.

              (a) MANAGEMENT FEE. At the end of each month, owner shall pay to Manager as compensation for its services under this Agreement an amount equal to five percent (5%) of the Gross Receipts (as defined below) from the operations of the Property for such month, but in no event shall such an amount be less than $3,000 each month. Such compensation shall be in Addition to all amounts paid to or retained by Manager pursuant to this Agreement as reimbursement for fees and expenses incurred on behalf of Owner. The term "Gross Receipt" shall mean all operational revenues of every kind and nature received from the use or occupancy of the Property. Any rebate or discount obtained by Manager in connection with fees and expenses incurred on behalf of Owner shall inure to the benefit of Owner.

              (b) LEASING COMMISSIONS. Owner shall pay any and all leasing commissions which are payable to third party leasing agents who are hired or retained by Manager. Manager shall not be entitled to receive leasing commissions with respect to lease agreements as to which a commission is paid to a third party leasing agent. In the event Manager procures a tenant without the assistance of a third party leasing agent (or if any tenant expands its leased premises at the Property), Manager shall be entitled to receive a separate real estate commission therefor, which commission shall not exceed an amount that would have been payable to a third party leasing agent in the Washington, D.C. area. Manager shall not be entitled to any commission under this Paragraph 14.b) on account of the renewal of any lease with a tenant as to which a third party leasing commission has already been paid.

         15. INSURANCE AND SETTLEMENT OF CLAIMS. Manager shall obtain and maintain on behalf of Owner fire and extended coverage insurance, general comprehensive public liability policies and all other insurance, in amounts specified by Owner. Manager shall be named as co-insured with owner an the public liability insurance. Manager shall have the authority, on behalf of Owner, to settle or release any insurance claims; provided, however, that no settlement or release of a claim in excess of five hundred dollars ($500) shall be agreed to without Owner's prior written consent.

         16. INDEMNIFICATION. Owner agrees (a) to indemnify and hold Manager and its subcontractors free and harmless from all damage suits in connection with the leasing and management of the property and from liability for injuries suffered by any employee or other person; (b) to reimburse Manager upon demand for any sums which Manager is required to pay as an expense in defense of, or in settlement of or in connection with, any claim, civil or criminal action, proceeding, charge or prosecution made, instituted or maintained against Manager or its subcontractors, or Owner and Manager or its subcontractors, jointly or severally affecting or due to the condition or use of the Property, or acts or omissions of manager or its employees or subcontractors in connection therewith, or otherwise; (c) to defend promptly and diligently, at Owner's sole expense, any claim, action or proceeding brought against Manager or its subcontractors, or Owner and Manager or its subcontractors, jointly or severally, arising out of or in connection with any of the foregoing, and to hold harmless and fully indemnify Manager from any judgment, loss or settlement on account thereof; provided, however, that (i) Manager shall maintain its own policy of liability insurance and (ii) nothing herein contained shall cause Owner to incur any liability for, or relieve Manager or its subcontractors from, liability or responsibility to owner or any other party for Manager's or its subcontractors' gross negligence or willful misconduct, and Manager agrees to indemnify and hold harmless Owner for any liability, cost or expense incurred by Owner by reason of manager's gross negligence or willful misconduct. Manager and Owner shall promptly notify each other of any claims made against Owner, Manager or any subcontractor of Manager.

         17. SUBCONTRACTING BY MANAGER. Nothing herein shall preclude Manager from subcontracting all or any portion of its duties and obligations hereunder with Owner's prior written approval; however, Manager shall remain solely responsible for fulfilling its obligations to Owner under the terms of this Agreement. In no event shall any such subcontracts create or give rise to any rights, claims or actions by such subcontractor against Owner. Manager is specifically authorized and directed to enter into an appropriate agreement for the management and operation of the garage, on such terms as Owner may approve.

         18. TERMINATION. This Agreement shall be terminable by either party under 60 days written notice, upon the happening of either of the following events: (i) a material breach of this Agreement by the party to which notice of termination is given, which breach is not cured within 45 days following written notice thereof; or (ii) a sale or foreclosure of the Property. Upon termination hereof, all rights and obligations of the parties hereto shall cease, provided that all monies then due and owing from either party to the other shall be paid. Upon termination of this Agreement for any reason, Manager shall deliver the following to Owner or to Owner's duly appointed agent within 2.5 days after the date of termination.

              (a) The books and records relating to the Property, together with a final accounting, reflecting the balance of income and expenses for the Property as of the date of termination;


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


              (b) Cash in an amount equal to all amounts then due Owner hereunder, including any security deposits or other payments of tenants in the Property held by Manager, less all amounts due Manager an account of management and leasing commissions and any other sums owed Manager hereunder;

              (c)  Assignment of any escrow accounts in form approved by Owner;
                   and

              (d) All contracts for services and supplies, all space plans and drawings, leases and lease files, unpaid bills, all other documents executed by or on behalf of owner, and copies of all other documents relating to Manager's services under this Agreement, as Owner may request.

         19. NOTICES All notices hereunder shall be given in writing and either personally delivered or mailed by registered or certified mail, postage prepaid, addressed as follows:

              IF TO OWNER:
              Arlington Square Limited Partnership
              c/o The Washington Corporation
              465O East-West Highway, Suite 251
              Bethesda, Maryland 20814

              IF TO MANAGER:
              The Washington Corporation
              4650 East-West Highway, Suite 251
              Bethesda, Maryland 20814

         Such addresses may be changed from time to time by either party by serving notice as provided above.

         20. INDEPENDENT CONTRACTOR RELATIONSHIP. Nothing herein shall be deemed to have created any joint venture or partnership relationship between Owner and Manager. At all times during the performance of its duties and obligations hereunder, Manager shall be deemed to be acting as an independent contractor.

         21. GOVERNING LAW. This Agreement shAll be governed by the laws of the state in which the Property is located.

         22.  MISCELLANEOUS PROVISIONS.

              (a) SUCCESSORS AND ASSIGNS. Subject to the restrictions on assignment set forth below, this Agreement shall be binding upon the


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


                   parties hereto and their successors and assigns.

              (b) AMENDMENT; WAIVER. This Agreement may not be changed orally but only by a writing executed by both parties hereto. No waiver of any breach of any covenant, condition or agreement contained herein shall be construed to be a subsequent waiver of that covenant, condition or agreement or of any subsequent breach thereof or of this Agreement. Any such waiver or consent shall be effective only in the specific. instance and for the purposes for which given.

              (c) ASSIGNMENT. This Agreement may not be assigned by Manager without the prior written consent of Owner. owner retains full rights to assign its rights under this Agreement to any party to which title to the Property is hereafter transferred by Owner.

              (d) NO THIRD PARTY BENEFICIAL RIGHTS CREATED. The parties hereto expressly declare that it is their joint and mutual intention that this Agreement shall not be construed as giving or conferring any rights or benefits whatsoever to or upon any other persons or entities other than Manager and Owner.

              (e) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding Of the parties with respect to the subject matter hereof, and supersedes all prior agreements, negotiations and discussions between the parties concerning the subject matter hereof.

              (f) SEVERABILITY. if any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.


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


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement, effective as of the day and year first above written.

                                  MANAGER:

                                  THE WASHINGTON CORPORATION

                                  By: /s/ William N. Demas
                                     --------------------------------
                                     William N. Demas, President


                                  OWNER:

                                  ARLINGTON SQUARE LIMITED PARTNERSHIP,
                                  a Virginia limited partnership

                                  By: Arlington Square, Inc.,
                                      its General Partner

                                  By: /s/William N. Demas, President
                                     --------------------------------
                                     William N. Demas, President


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